SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 Current Report



                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 9, 2005



                          SecureCARE Technologies, Inc.
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             (Exact name of registrant as specified in its charter)

NEVADA                            0-29804                             82-0255758
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(State or other jurisdiction      Commission file number  (I.R.S. Employer
of incorporation or organization)                         Identification Number)


               3001 Bee Caves Road - Suite 150, Austin Texas 78746
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                    (Address of principal executive offices)

Registrant's telephone number, including area code: (512) 439-3900
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $.001 per share

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 8.01 Other Events

         On December 9, 2005, SecureCARE Technologies, Inc. ("SCUI" or the "Company") implemented a staff reduction of approximately 16 employees in what is expected to be a temporary cost reduction in response to the failure of Argilus LLC, an investment banking firm located in Pittsford, NY, to provide operating and growth capital, as contracted for in late September of 2005.

         The Company intends to secure a replacement banking or investment partner and it is downsizing its cost structure to preserve its value and operate from its current sales revenues during this interim period.

         A cost contained operating plan, including four full-time employees and additional part-time resources, is being implemented to support the Company's physician and home healthcare provider customer base and to maintain its technology platform. As additional investment capital is attracted, the Company will resume its aggressive marketing, sales and product development initiatives.

         The Company has implemented a personnel and cost reduction program that it expects will reduce its monthly cash requirements by approximately $200,000.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2005
SecureCARE Technologies, Inc.

By: /s/ NEIL BURLEY
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Name:  Neil Burley
Title: Chief Financial Officer

By: /s/ ROBERT WOODROW
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Name:  Robert Woodrow
Title: President, Chief Executive Officer and Director

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